UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 2, 2026, SINTX Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell in a private placement (the “Offering”) an aggregate of 1,882,845 units (the “Units”) at a purchase price of $2.39 per Unit for aggregate gross proceeds of approximately $4.5 million, before deducting fees and offering expenses.

Each Unit consists of: one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”); one Class A Common Stock Purchase Warrant (the “Class A Warrant”); and one Class B Common Stock Purchase Warrant (the “Class B Warrant”).

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions by the Company and the Purchasers. The Company also agreed to file a resale registration statement covering the shares of Common Stock sold in the Offering and the shares issuable upon exercise of the warrants pursuant to a Registration Rights Agreement described below.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On April 6, 2026, the Company entered into a Confidential and Proprietary Information Agreement (the “Partner Capital Agreement”) with Partner Capital Group, LLC (“Partner Capital”), pursuant to which Partner Capital acted as non-exclusive marketing and consulting representative to represent the Company for an initial three (3) months term from the date of this Agreement (the “Initial Term”) in a potential bona fide capital raising transaction involving the offer and sale of equity, equity-linked or debt securities of the Company to financial investors for the primary purpose of raising capital. Pursuant to the Partner Capital Agreement, the Company agreed to pay Partner Capital a cash placement fee equal to 7% of the aggregate gross proceeds received by the Company from targeted, qualified potential investors identified and introduced in writing during the Initial Term by Partner Capital, together with any other investors that are directly introduced to the Company for a potential investment in the Company and to reimburse certain expenses incurred in connection with the Offering. The Company also agreed to provide customary indemnification and contribution rights to Partner Capital.

The Partner Capital Agreement contains customary representations, warranties, covenants and closing conditions of the parties.

The foregoing description of the Partner Capital Agreement does not purport to be complete and is qualified in its entirety by reference to the Partner Capital Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Class A Common Stock Warrants

At the closing of the Offering, the Company will issue Class A Warrants to purchase an aggregate of 1,882,845 shares of Common Stock. Each Class A Warrant becomes exercisable upon issuance, has an exercise price equal to $2.14 per share, subject to adjustment as provided therein, and expires on the fifth anniversary of its issuance.

The Class A Warrants contain customary anti-dilution adjustments for stock splits, stock dividends and similar events. In addition, subject to compliance with applicable Nasdaq rules and stockholder approval requirements, the exercise price of the Class A Warrants is subject to adjustment if the Company issues Common Stock or Common Stock Equivalents in certain future equity financing transactions at a price below the then-current exercise price.

The Class A Warrants also contain customary provisions relating to fundamental transactions, including mergers, consolidations, sales of substantially all assets and similar transactions. Holders may exercise the warrants on a cashless basis under certain circumstances. The Class A Warrants are also subject to beneficial ownership limitations of 4.99% or 9.99%, at the election of the holder.

The foregoing description of the Class A Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Class A Common Stock Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Class B Common Stock Warrants

At the closing of the Offering, the Company will issue Class B Warrants to purchase an aggregate of 1,882,845 shares of Common Stock. The Class B Warrants are immediately exercisable, have an exercise price of $2.14 per share, subject to adjustment as provided therein, and expire on the second anniversary of the initial exercise date.

The Class B Warrants contain customary anti-dilution adjustments for stock splits, stock dividends and similar events. In addition, subject to compliance with applicable Nasdaq rules and stockholder approval requirements, the exercise price of the Class B Warrants is subject to a adjustment if the Company completes certain future equity financings at a price below the then-current exercise price. The Class B Warrants also contain customary provisions relating to fundamental transactions, including mergers, consolidations and sales of substantially all of the Company’s assets. Under certain circumstances, holders may exercise the Class B Warrants on a cashless basis. The Class B Warrants are also subject to beneficial ownership limitations of 4.99% or 9.99%, at the election of the holder.

In addition, upon the occurrence of specified revenue milestones, the Company may require holders to exercise all or a portion of their then-outstanding Class B Warrants. Specifically, if the Company reports quarterly revenue of at least $2.0 million in a fiscal quarter, as evidenced in a Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or certain Current Reports on Form 8-K, the Company may deliver a notice requiring the holder to exercise all or a specified portion of the outstanding Class B Warrants within five business days. Any portion of the called warrants not timely exercised would automatically expire without consideration, subject to the warrant’s beneficial ownership limitations.

The foregoing description of the Class B Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Class B Common Stock Warrant filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the shares of Common Stock sold in the Offering and the shares issuable upon exercise of the warrants no later than 30 calendar days following the closing of the Offering and to use its best efforts to cause such registration statement to be declared effective within 60 calendar days after the closing (or 90 calendar days in the event of SEC review).

The Company also agreed to use its best efforts to maintain the effectiveness of the registration statement until all registrable securities covered thereby have been sold or may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

On June 2, 2026, the Company entered into a private placement of 1,882,845 Units to accredited investors for aggregate gross proceeds of approximately $4.5 million, before deducting placement agent fees and offering expenses. Each Unit consisted of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Class A Warrants and Class B Warrants each entitle the holder to purchase one share of Common Stock for each share of Common Stock purchased in the Offering, resulting in aggregate warrant coverage equal to 200% of the shares of Common Stock issued in the Offering.

The securities issued in the Offering were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Purchasers represented that they were accredited investors, acquired the securities for investment purposes only and not with a view toward distribution, and appropriate restrictive legends were placed on the securities issued in the Offering. The Offering was conducted without any general solicitation or general advertising.

The securities issued in the Offering have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 8.01. Other Events

On June 3, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Class A Common Stock Purchase Warrant
4.2	Form of Class B Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated June 2, 2026
10.2	Registration Rights Agreement, dated June 2, 2026
10.3	Partner Capital Agreement, dated April 6, 2026
99.1	Press Release dated June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	June 3, 2026	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer